Fingerhut Receivables, Inc.                              Fingerhut Master Trust                                    Monthly Report
Certificateholder's Statement                                 Series 1994-1                                                Dec-96
Section 5.2                                           Class A         Class B          Class C       Class D           Total
(i)   Certificate Amount                          715,900,000.00   92,050,000.00  92,050,000.00  122,728,000.00  1,022,728,000.00
(ii)  Certificate Principal Distributed            59,658,333.33            0.00           0.00                     59,658,333.33
(iii) Certificate Interest Distributed              3,810,178.89      514,457.22     547,186.11                      4,871,822.22
      Total Distribution per $1,000 Certificate
      Certificate Principal Distributed per $1,000    83.3333333       0.0000000      0.0000000
      Certificate Interest Distributed per $1,000      5.3222222       5.5888889      5.9444444
(iv) Principal Collections                         38,418,772.01    4,939,863.07   4,939,863.07   6,517,626.86      54,816,125.01
(v)  Imputed Yield Collections                     12,806,257.34    1,646,621.02   1,646,621.02   2,172,542.29      18,272,041.67
     Recoveries                                     1,473,177.10      189,420.24     189,420.24     250,926.26       2,102,943.84
     Interest Earned on Prefunded Accounts                  0.00            0.00           0.00           0.00               0.00
     Total Imputed Yield Collections               14,279,434.44    1,836,041.26   1,836,041.26   2,423,468.55      20,374,985.51
	Total Collections                          52,698,206.45    6,775,904.33   6,775,904.33   8,941,095.41      75,191,110.52
(vi) Aggregate Amount of Principal Receivables                                                                   1,459,923,809.58
     Invested Amount (End of Month)               715,900,000.00   92,050,000.00  92,050,000.00 122,728,000.00   1,022,728,000.00
     Floating Allocation Percentage                  49.0368056%      6.3051236%     6.3051236%     8.4064661%        70.0535188%
     Invested Amount (Beginning of Month)         715,900,000.00   92,050,000.00  92,050,000.00 122,728,000.00   1,022,728,000.00
     Average Daily Invested Amount                                                                               1,021,789,118.26
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                       77.28%    1,504,334,964.58
       30 Days to 59 Days                                             5.41%      105,335,001.54
       60 Days to 89 Days                                             3.77%       73,349,277.08
       90 Days and Over                                              13.54%      263,545,836.24
	  Total Receivables                                         100.00%    1,946,565,079.44
(viii) Aggregate Investor Default Amount                                          14,109,617.14
       As a % of Average Daily Invested Amount
       (Annualized based on 366 days/year)                                                18.05%
(ix)  Certificate Charge-Offs
      Class A                                                                              0.00
      Class B                                                                              0.00
      Class C                                                                              0.00
      Class D                                                                              0.00
	Total Certificate Charge-Offs                                                      0.00
(x)   Servicing Fee
      Class A                                                                      1,193,166.80
      Class B                                                                        153,416.76
      Class C                                                                        153,416.76
      Class D                                                                        204,546.72
	Total Servicing Fee                                                        1,704,547.04
(xi)  Pool Factor
      Class A                                                                         1.0000000
      Class B                                                                         1.0000000
      Class C                                                                         1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                              0.00
      Class C                                                                              0.00
      Class D
      **Everything was reimbursed by the end of the fiscal month.                  4,149,778.30
(xiii) Excess Funding Account Balance                                                      0.00
       Prefunding Account Balance                                                          0.00
(xiv) Class C Trigger Event Occurrence                                                     None
      Class C Reserve Amount                                                                N/A
Average Net Portfolio Yield                                                             8.0151%
Minimum Base Rate                                                                       8.0898%
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	Performance data for the Fingerhut Master Trust shows the normal and
	historical reduction in yield in December due to the traditionally
	lower December payment rate caused in part by higher levels of new
	receivables originated during the holiday season.  This seasonal dip
	in the payment rate, combined with higher charge-offs than in December
	1995, resulted in a negative excess spread of seven basis points for the
	Fingerhut Master Trust's Series 1994-1 certificates.  The trust's Series
	1994-2 certificates maintained a positive excess spread.

	Since the Fingerhut Master Trust's inception in 1994, the seasonally lower December payment rate has caused the December excess spread to be significantly lower than in any other month.

	The December negative excess spread is not a pay out event for either
	Series 1994-1 or the Fingerhut Master Trust, and the Company expects the excess spread to increase to positive levels beginning in January.